UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2011

LKQ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

120 North LaSalle Street, Suite 3300 Chicago, IL	60602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 621-1950

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	OTHER EVENTS

On or about March 17, 2011, LKQ Corporation (the “Company”) furnished or otherwise made available to stockholders its proxy statement (the “Proxy Statement”) describing the matters to be voted upon at the Company’s 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) to be held at 1:30 p.m., Central Time, on Monday, May 2, 2011, at 135 South LaSalle Street, 43rd Floor, Chicago, Illinois 60603, and at any adjournments or postponements thereof. At the 2011 Annual Meeting, stockholders are being asked, among other things, to vote on a proposal to approve an amendment to the Company’s 1998 Equity Incentive Plan, as amended (the “Equity Incentive Plan”), to increase by 15,000,000 the maximum number of shares of the Company’s common stock available for issuance under the Equity Incentive Plan (which is identified in the Proxy Statement as Proposal No. 5). The Board of Directors of the Company has determined to revise the proposed amendment to the Equity Incentive Plan to reduce the proposed increase in the number of shares of the Company’s common stock available for issuance under the Equity Incentive Plan from 15,000,000 shares to 6,400,000. The number of shares covered by the Equity Incentive Plan would therefore be increased from 28,000,000 to 34,400,000 (rather than 43,000,000 as originally contemplated). All other terms of the Equity Incentive Plan will remain as described in the Proxy Statement.

A copy of the Equity Incentive Plan, as amended, is attached to this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	LKQ Corporation 1998 Equity Incentive Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LKQ Corporation

Date: April 25, 2011	By:	/s/ Victor M. Casini
Victor M. Casini
Senior Vice President and General Counsel

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